THIRD AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SAVINGS PLAN II
Effective as of December 15, 2004, PNM Resources, Inc. adopted the PNM Resources, Inc. Executive Savings Plan II (the “Plan”). The Plan has been amended or restated on a number of occasions, with the most recent restatement being generally effective as of January 1, 2015. The Plan has been amended on two previous occasions. Effective as of August 2, 2024, PNM Resources, Inc. changed its name to TXNM Energy, Inc (the “Company”). By this instrument, the Plan is hereby amended to change the name of the Plan and the sponsoring employer to reflect the name change of PNM Resources, Inc. to TXNM Energy, Inc.
1.    This Third Amendment shall be effective as of August 2, 2024.
2.    The name of the Plan is hereby amended to read as follows:
    TXNM ENERGY, INC. EXECUTIVE SAVINGS PLAN II
3.    The first paragraph of the Preamble to the Plan is hereby amended and restated in its entirety to read as follows:
Effective as of December 15, 2004, PNM Resources, Inc. established the PNM Resources, Inc. Executive Savings Plan II. As of August 2, 2024, PNM Resources, Inc. changed its name to TXNM Energy, Inc. (the “Company”) and the name of the Plan shall now be the TXNM Energy, Inc. Executive Savings Plan II (the “Plan”). The purpose of the Plan is to permit certain key employees of the Company and its Affiliates who participate in the PNM Resources, Inc. Retirement Savings Plan (the “RSP”) to defer compensation and receive credits under this Plan without reference to the limitations on contributions in the RSP or those imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

4866-7311-6652.2

4.    Section 1.1(e) (Definitions – Benefits Department) is hereby amended and restated in its entirety to read as follows:
(e)    “Benefits Department” means the organizational unit of PNMR Services Company with the responsibility for administering benefit programs sponsored by the Company and its Affiliates.
5.    Section 1.1(j) (Definitions – Company Name) is hereby amended and restated in its entirety to read as follows:
(j)    “Company” means TXNM Energy, Inc., and, to the extent provided in Section 10.6 (Successors) below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.
6.    Section 1.1(ff) (Definitions – Plan) is hereby amended and restated in its entirety to read as follows:
(ff)    “Plan” means the TXNM Energy, Inc. Executive Savings Plan II, as set forth herein.
7.    The purpose of this Third Amendment is to change the name of the Plan and the name of the sponsoring employer. All references to “PNM Resources, Inc.” are hereby replaced with references to “TXNM Energy, Inc.” unless the context (such as discussion of the formation of the Plan) indicates otherwise. Any other provisions of the Plan which are inconsistent with this name change are hereby amended to the extent necessary to complete the name change. Regardless of the name change, any individuals or entities serving as fiduciaries or service providers with respect to the Plan shall continue to serve as such, subject to the provisions of the Plan. Similarly, any policies or procedures previously adopted by the fiduciaries shall continue in full force and effect.
8.    This Third Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of this 18 day of December, 2024.
TXNM ENERGY, INC.

By:    /s/ Brian G. Iverson
Brian G. Iverson
General Counsel, Senior Vice President Regulatory and Public Policy, and Corporate Secretary
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